                                                                    EXHIBIT 4.02



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                                     BYLAWS

                                       OF

                          PIPER JAFFRAY COMPANIES INC.






                     ______________________________________


                       INCORPORATED UNDER THE LAWS OF THE

                                STATE OF DELAWARE

                     ______________________________________













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                           As amended January 27, 1988


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                              TABLE OF CONTENTS
                                                                     PAGE

ARTICLE I  --OFFICES...............................................    1

ARTICLE II  --MEETINGS OF STOCKHOLDERS.............................    1
      SECTION  1.       Annual Meeting.............................    1
      SECTION  2.       Special Meetings...........................    1
      SECTION  3.       Place of Meetings..........................    1
      SECTION  4.       Notice of Meetings.........................    2
      SECTION  5.       Waiver of Notice...........................    2
      SECTION  6.       Organization...............................    2
      SECTION  7.       Judges.....................................    2
      SECTION  8.       Stockholders Entitled to Vote..............    2
      SECTION  9.       Quorum and Adjournment.....................    3
      SECTION 10.       Order of Business..........................    3
      SECTION 11.       Vote of Stockholders.......................    3
      SECTION 12.       Proxies....................................    3
      SECTION 13.       Consent of Stockholders in Lieu
                        of Meeting.................................    4
      SECTION 14.       Attendance at Stockholders' Meetings.......    4

ARTICLE III --BOARD OF DIRECTORS...................................    4
      SECTION  1.       Election and Term..........................    4
      SECTION  2.       Number.....................................    4
      SECTION  3.       General Powers.............................    4
      SECTION  4.       Place of Meetings..........................    5
      SECTION  5.       Organization Meeting.......................    5
      SECTION  6.       Regular Meetings...........................    5
      SECTION  7.       Special Meetings; Notice and Waiver
                        of Notice..................................    5
      SECTION  8.       Organization...............................    5
      SECTION  9.       Quorum and Adjournment.....................    6
      SECTION 10.       Voting.....................................    6
      SECTION 11.       Action Without a Meeting...................    6
      SECTION 12.       Resignations...............................    6
      SECTION 13.       Removal of Directors.......................    6
      SECTION 14.       Filling of Vacancies Not Caused by
                        Removal....................................    6

ARTICLE IV        --EXECUTIVE COMMITTEE............................    7
      SECTION  1.       Appointment and Powers.....................    7
      SECTION  2.       Place of Meetings..........................    7
      SECTION  3.       Meetings; Notice and Waiver of Notice......    7
      SECTION  4.       Organization...............................    8
      SECTION  5.       Quorum and Adjournment.....................    8
      SECTION  6.       Voting.....................................    8

                                        i



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      SECTION  7.       Action Without a Meeting...................    8
      SECTION  8.       Records....................................    8
      SECTION  9.       Vacancies; Alternate Members; Absences.....    8

ARTICLE V         --OTHER COMMITTEES...............................    9
      SECTION  1.       Appointing Other Committees................    9
      SECTION  2.       Place and Time of Meetings; Notice
                        and Waiver of Notice; Records..............    9
      SECTION  3.       Action Without a Meeting...................    9

ARTICLE VI        --THE MANAGEMENT COMMITTEE.......................    9
      SECTION  1.       Appointment and Powers.....................    9
      SECTION  2.       Membership.................................    9

ARTICLE VII       --THE OFFICERS...................................   10
      SECTION  1.       Officers...................................   10
      SECTION  2.       Terms of Office; Vacancies.................   10
      SECTION  3.       Removal of Officers........................   10
      SECTION  4.       Resignations...............................   10
      SECTION  5.       Officers Holding More Than One Office......   10
      SECTION  6.       The Chairman of the Board..................   10
      SECTION  7.       Chairman Emeritus..........................   11
      SECTION  8.       The President..............................   11
      SECTION  9.       The Managing Directors.....................   11
      SECTION 10.       The Vice Presidents........................   11
      SECTION 11.       The Secretary..............................   11
      SECTION 12.       The Treasurer..............................   11
      SECTION 13.       Additional Powers and Duties...............   12

ARTICLE VIII      --STOCK AND TRANSFERS OF STOCK...................   12
      SECTION  1.       Stock Certificates.........................   12
      SECTION  2.       Registration of Transfers of Stock.........   12
      SECTION  3.       Lost Certificates..........................   12
      SECTION  4.       Determination of Stockholders of
                        Record for Certain Purposes................   12

ARTICLE IX        --MISCELLANEOUS..................................   13
      SECTION  1.       Seal.......................................   13
      SECTION  2.       Fiscal Year................................   13
      SECTION  3.       References to Article and Section
                        Numbers and to the Bylaws and the
                        Certificate of Incorporation...............   13
      SECTION  4.       Books of the Corporation...................   13

ARTICLE X         --AMENDMENTS.....................................   13

ARTICLE XI        --INDEMNIFICATION................................   13

                                     BYLAWS

                                       OF

                          PIPER JAFFRAY COMPANIES INC.




                                    ARTICLE I

                                     OFFICES

      The registered office of Piper Jaffray Companies Inc. (hereinafter referred to as the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation's principal place of business shall be at Suite 1600, 222 South Ninth Street, Minneapolis, Minnesota. The Corporation may establish or discontinue from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. An annual meeting (hereinafter referred to as the "annual meeting of stockholders") of such holders of stock as are entitled to vote thereat pursuant to the provisions of the Certificate of Incorporation shall be held for the election of directors on the third Tuesday in January at 10:00 a.m., commencing in the year 1975, or on such other date and at such other time as may be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

      SECTION 2. SPECIAL MEETINGS. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or of all classes of the Corporation's capital stock may be called at any time by the Board of Directors, and special meetings of the holders of the Common Stock shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of Common Stock who hold of record collectively at least 33 1/3% of the outstanding shares of Common Stock of the Corporation. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article II.

      SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

       SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of annual meeting shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be mailed not less than 10 days nor more than 60 days before the day of the meeting to each stockholder entitled to vote at such meeting.

      SECTION 5. WAIVER OF NOTICE. Whenever notice is required to be given, a written waiver thereof signed by each person entitled to notice or by his or her proxy or attorney duly authorized, whether before or after the time stated thereon, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

      SECTION 6. ORGANIZATION. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 6 to be performed by him at such meeting shall be performed thereat by the President. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order, and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

      SECTION 7. JUDGES. Except as otherwise provided by law, all votes by ballot at any meeting of stockholders shall be conducted by two judges who shall be appointed for that purpose by the chairman of the meeting. The judges shall decide upon the qualifications of voters and the validity of ballots, shall count the votes and shall declare the result.

      SECTION 8. STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date not more than 60 days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled (i) to notice of, and to vote at, such meeting and any adjournment thereof or (ii) to express such consent and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least 10 days before every meeting of

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

stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting. Such list will be open to examination at the principal place of business of the Corporation and at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 9. QUORUM AND ADJOURNMENT. Except as otherwise provided by law, the holders of a majority of the shares of capital stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. Where more than one class of capital stock is entitled to vote at such a meeting, a majority of the shares of each such class of capital stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of capital stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 10. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

      SECTION 11. VOTE OF STOCKHOLDERS. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 13 of this Article II, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 8 of this Article II, who is entitled to vote, shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of capital stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law, by the Certificate of Incorporation or by Section 14 of Article III hereof, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or by proxy at the meeting and entitled to vote on the question; PROVIDED, HOWEVER, that the Board of Directors may require on any question a vote of a majority of the shares of capital stock outstanding and entitled to vote thereon.

      SECTION 12. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

      SECTION 13. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and the vote of the stockholders may be dispensed with and such corporate action taken with the written consent of the holders of capital stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of Incorporation or these Bylaws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; PROVIDED, HOWEVER, that prompt notice is given to all the stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent. Whenever it is intended that action is to be taken by stockholders without a meeting, a form for expressing consent in writing to such action shall be sent to all holders of capital stock entitled to vote on such action.

      SECTION 14. ATTENDANCE AT STOCKHOLDERS' MEETINGS. Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 1. ELECTION AND TERM. Except as otherwise provided by law or by this Article III, directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign, or are removed. Acceptance of the office of director may be expressed orally or in writing, and attendance at the organization meeting described in
Section 5 of this Article III shall constitute such acceptance.

      SECTION 2. NUMBER. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three.

      SECTION 3. GENERAL POWERS. The business, properties and affairs of the Corporation shall be managed by the Board of Directors which, without limiting the generality of the foregoing, shall have power to elect officers and appoint agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and subdelegate) to officers, employees and agents of the Corporation to make, execute, affix the corporate seal to, and deliver contracts and other instruments and documents, including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case, and to appoint committees, in addition to those provided for in Article IV, Article V and Article VI hereof, with such powers and duties as the Board of Directors may duly determine. The membership of such committees shall consist of such persons as are designated by the Board of Directors whether or not any of such persons is then a director of the

Corporation. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the Bylaws.

      SECTION 4. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, from time to time designated by the Board of Directors.

      SECTION 5. ORGANIZATION MEETING. A newly elected Board of Directors shall meet and organize without notice and as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in a manner provided in Section 7 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

      SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

      SECTION 7. SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or the President, or on the request in writing of one-third of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than ten days before the day on which the meeting is to be held, or shall be sent to him at either of such places by telegraph, or be communicated to him personally or by telephone, not later than the day before such day of meeting.

      Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the Bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

      SECTION 8. ORGANIZATION. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 to be performed by him at such meeting shall be performed at such meeting by the President. If no such officer is present at such meeting, one of the directors present shall be chosen to preside at such meeting by the members of the Board of Directors present. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

      SECTION 9. QUORUM AND ADJOURNMENT.  Except as otherwise provided by
Section 14 of this Article III, at every meeting of the Board of Directors a majority of the total number of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two directors. Except as otherwise provided by law, or by Section 14 of this Article III, or by Section 1 or Section 9 of Article IV, or by Section 1 of Article V, or by Section 3 of
Article VII, or by Article X, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

      SECTION 10. VOTING. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

      SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consent or written consents are filed with the minutes of proceedings of the Board of Directors or the committee.

      SECTION 12. RESIGNATIONS. Any director may resign at any time either by oral tender or resignation at any meeting of the Board of Directors or by oral tender to the Chairman of the Board or the President or by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

      SECTION 13. REMOVAL OF DIRECTORS. Any director may be removed, either for or without cause, at any time, by action of the holders of record of a majority of the shares of Common Stock of the Corporation present in person or by proxy at a meeting of holders of such shares and entitled to vote thereon, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

      SECTION 14. FILLING OF VACANCIES NOT CAUSED BY REMOVAL. Except as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death, resignation or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 9 of this Article III. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until such directors sooner die, resign, or are removed.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

      SECTION 1. APPOINTMENT AND POWERS. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint an Executive Committee which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including without limitation, authority to take all action provided in the Bylaws to be taken by the Board of Directors and the powers of the Board of Directors referred to in Articles IV, VI and VII of the Certificate of Incorporation, or which are related or incidental to such authority or powers to effect the conversion or purchase of shares of the Corporation's capital stock; PROVIDED, HOWEVER, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Executive Committee with respect to any action which pursuant to
Section 1 and Section 9 of this Article IV, Section 1 of Article V, Section 3 of
Article VII, Article X, and Article XI is required to be taken by vote of a specified proportion of the whole Board of Directors, or as authorizing the Executive Committee to declare any dividend or distribution. The Executive Committee shall consist of the Chairman of the Board, the President and such number of other directors as may from time to time be designated by the Board of Directors, the total number of members being not less than three directors. So far as practicable, the members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year, and, unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual organization meeting of the Board of Directors and until their respective successors are appointed, or until they sooner die, resign, are removed or cease to be record owners of shares, or fractional shares, of Common Stock of the Corporation. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

      SECTION 2. PLACE OF MEETINGS. Meetings of the Executive Committee may be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, from time to time designated by the Board of Directors or the Executive Committee.

      SECTION 3. MEETINGS; NOTICE AND WAIVER OF NOTICE. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no notice shall be required for any regular meeting. Special meetings of the Executive Committee shall be called by the Secretary or an Assistant Secretary upon the request of any member thereof. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered to him personally or by telephone, not later than the day before such day of meeting. Notices of any such meeting need not be given to any member of the Executive Committee, however, if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Executive Committee shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the Bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

      SECTION 4. ORGANIZATION. The Chairman of the Board shall preside at all meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Board, the President shall preside at meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Board and the President, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Executive Committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

      SECTION 5. QUORUM AND ADJOURNMENT. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

      SECTION 6. VOTING. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee present at the meeting so requests.

      SECTION 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting, if all members of the Executive Committee consent thereto in writing, and such consents are filed with the minutes of proceedings of the Executive Committee.

      SECTION 8. RECORDS. The Executive Committee shall keep minutes of its acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

      SECTION 9. VACANCIES; ALTERNATE MEMBERS; ABSENCES. Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE V

                                OTHER COMMITTEES

      SECTION 1. APPOINTING OTHER COMMITTEES. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than two directors. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      SECTION 2. PLACE AND TIME OF MEETINGS; NOTICE AND WAIVER OF NOTICE; RECORDS. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee in question. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question, and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of Section 3 of Article IV with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

      SECTION 3. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.


                                   ARTICLE VI

                            THE MANAGEMENT COMMITTEE

      SECTION 1. APPOINTMENT AND POWERS. The Board of Directors may appoint a Management Committee which shall have such duties and exercise powers as the Board of Directors may, from time to time, determine.

      SECTION 2. MEMBERSHIP. The Management Committee shall consist of the Chairman of the Board of Directors, the President, any Executive Vice President and the Managing Directors.

                                   ARTICLE VII

                                  THE OFFICERS

      SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Managing Directors, one or more Vice Presidents, a Secretary and a Treasurer. The officers shall be appointed by the Board of Directors. The Board of Directors may also appoint a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board and the President shall be selected from among the directors.

      SECTION 2. TERMS OF OFFICE; VACANCIES. So far as is practicable, all officers shall be elected at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in Sections 3 and 4 of this
Article VII, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

      SECTION 3. REMOVAL OF OFFICERS. Any officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for that purpose.

      SECTION 4. RESIGNATIONS. Any officer may resign at any time, either by oral tender or resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other date is specified for it to take effect, and acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

      SECTION 5. OFFICERS HOLDING MORE THAN ONE OFFICE. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

      SECTION 6. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors, the Executive Committee and the Management Committee, and shall provide general leadership in matters of policy and planning, and formulate recommendations to the Board of Directors for its action and decision. As provided in Section 6 of Article II, he shall act as chairman at all meetings of the stockholders at which he is present; as provided in
Section 8 of Article III, he shall preside at all meetings of the Board of Directors at which he is present; and as provided in Section 4 of Article IV, he shall preside at all meetings of the Executive Committee at which he is present. In the absence or disability of the Chairman of the Board his duties shall be performed and his power may be exercised by the President. In the absence or disability of the Chairman of the Board and the President, the duties of the Chairman of the Board shall be performed and his powers may be exercised by such member of the Executive Committee as may be designated by the Chairman of the Board and failing such designation or in the absence of the person so designated, by such member of the Executive Committee as may be designated by the President.

      SECTION 7. CHAIRMAN EMERITUS. The Board of Directors may elect a Chairman Emeritus, being that person who has previously served as Chairman of the Board. The Chairman Emeritus shall have such duties and privileges as the Board of Directors shall assign.

      SECTION 8. THE PRESIDENT. The President shall be a member of the Board of Directors, the Executive Committee and the Management Committee. He shall have such duties as are assigned by the Board of Directors. As provided in Section 6 of Article II, in the absence of the Chairman of the Board, the President shall act as chairman at all meetings of stockholders at which he is present; as provided in Section 8 of Article III, in the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors at which he is present; and as provided in Section 4 of Article IV, in the absence or disability of the President, his duties shall be performed and his powers may be exercised by such officer as may be designated by the Chairman of the Board and, failing such designation or in the absence of the person so designated, by the Board of Directors.

      SECTION 9. THE MANAGING DIRECTORS. Each Managing Director shall be a member of the Management Committee. Each Managing Director shall perform such duties and have such powers as may, from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President.

      SECTION 10. THE VICE PRESIDENTS. The several Vice Presidents shall perform such duties and have such powers as may, from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President. The Board of Directors may, from time to time designate one or more Vice Presidents as Executive Vice President, Senior Vice President, or as First Vice President.

      SECTION 11. THE SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 6 of Article II, Section 8 of
Article III, and Section 4 of Article IV, shall act as secretary at all meetings of stockholders, directors and the Executive Committee, and keep minutes of all proceedings at such meetings, as well as of all proceedings at all meetings of such other committees of the Board of Directors as shall designate him to so serve. The Secretary shall have charge of the corporate seal and he or any Assistant Secretary shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

      SECTION 12. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, shall, from time to time direct or approve. He shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board shall perform his duties.

      SECTION 13. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time determine, or as may be assigned to them by any superior officer.


                                  ARTICLE VIII

                          STOCK AND TRANSFERS OF STOCK

      SECTION 1. STOCK CERTIFICATES. The capital stock of the Corporation shall be represented by certificates signed by the Chairman of the Board, the President, or a Vice President and the Secretary or an Assistant Secretary, and sealed with a seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

      SECTION 2. REGISTRATION OF TRANSFERS OF STOCK. Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

      SECTION 3. LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; PROVIDED, HOWEVER, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      SECTION 4. DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to any such action.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 1. SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the state of its incorporation.

      SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on the last Friday of September, or on such other date as determined by the Board of Directors.

      SECTION 3. REFERENCES TO ARTICLE AND SECTION NUMBERS AND TO THE BYLAWS AND THE CERTIFICATE OF INCORPORATION. Whenever in the Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as the same may from time to time be amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as the same may from time to time be amended.

      SECTION 4. BOOKS OF THE CORPORATION. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation.


                                    ARTICLE X

                                   AMENDMENTS

      The Bylaws may be altered, amended or repealed, from time to time, by the Board of Directors by affirmative vote of a majority of the whole Board of Directors, except such of the Bylaws as shall have been made from time to time by holders of shares of capital stock entitled to vote therefor. The Bylaws may be altered, amended or repealed at any annual or special meeting of stockholders; PROVIDED, HOWEVER, that notice of such proposed alteration, amendment or repeal be included in the notice of such annual or special meeting.


                                   ARTICLE XI
                                 INDEMNIFICATION

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

      To the extent that any person referred to in the preceding two paragraphs has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation, or is or was serving at the request of the Corporation as an employee or agent (other than a director, officer or member) of another corporation, partnership, joint venture, trust, association or other enterprise if such person would be entitled to such indemnity under the provisions of the preceding three paragraphs if such person had been a director or officer of the Corporation or a director, officer or member of such other corporation, partnership, joint venture, trust, association or other enterprise.

      Any indemnification under the first two paragraphs or under the fourth paragraph of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum (as defined in Section 9 of Article III) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees, members and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors of the Corporation by a majority vote of a quorum (as defined in Section 9 of Article III) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts then known to the persons making such determination would preclude or not require indemnification hereunder.

      The indemnification and advancement of expenses provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article XI or of the General Corporation Law of the State of Delaware.

      For purposes of this Article XI, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      For purposes of this Article XI, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the

Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XI.

      No person shall have a right to indemnification under the provisions of this Article XI by reason of the fact that he is or was a director, officer or member of another corporation (other than a wholly-owned subsidiary of the Corporation), a partnership, joint venture, trust, association or other enterprise (other than an employee benefit plan for the benefit of employees of the Corporation and its wholly-owned subsidiaries) unless the Management Committee of the Corporation, or an officer designated by the Management Committee, has affirmed in writing that such person is or was serving in such capacity at the request of the Corporation. Nothing herein shall limit the power of the Corporation to indemnify such persons.

      The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advancement of expenses hereunder shall be deemed to be provided by a contract between the Corporation and the director or officer who serves in such capacity at any time while this Article XI or other applicable law is in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

      Any indemnification or advancement of expenses hereunder shall be made promptly. The right to indemnification or advancement of expenses as granted by this Article XI shall be enforceable by the director or officer in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days after written notice thereof is given to the Corporation. The expenses of a director or officer (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such proceedings shall also be indemnified by the Corporation.